SOURCEXPORT INC.

CONVERTIBLE DEBENTURE NO. 1
MADE AS OF DECEMBER 5, 2000.

    FOR VALUE RECEIVED, SOURCEXPORT INC. (the "Company"), having its business office at 102, 9333 - 47 Street, Edmonton, Alberta, T6B 2R7, will pay to OCEAN VENTURES INC. (the "Holder") on December 6, 2002 (the "Maturity Date") or at such other time and in the manner specified in the Conditions annexed hereto (the "Conditions"), the principal sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS in the lawful money of the United States of America (U.S.$250,000.00), together with interest on the balance of the principal sum from time to time remaining unpaid at the rate of the Prime Rate (as defined in the Conditions) plus two and one-half per cent (2 1/2%), both before and after maturity, compounded annually, calculated not in advance. Provided further that in lieu of payment in cash of the principal this Debenture shall be convertible into Class A Shares of the Company in the manner specified in the Conditions.

    As security for the payment of the principal and interest in this Debenture, the Company hereby grants a security interest on all of the Company's present and after acquired personal property and a floating charge over all of its present and after acquired real property, in accordance with and subject to the provisions of the Conditions.

    This Debenture shall have a term of two (2) years, shall not be prepayable prior to the Maturity Date, and is issued subject to and with the benefit of the Conditions annexed hereto which are deemed to be part of it.

    This Debenture may be executed in counterparts and such counterparts together shall constitute one and the same instrument.

    This Debenture is not transferable or assignable.

IN WITNESS WHEREOF the Company has made this Debenture as at December 5, 2000.

SOURCEXPORT INC. Per: /s/ signed Authorized Signatory /s/ signed Authorized Signatory	ACCEPTED AND SIGNED BY THE HOLDER: OCEAN VENTURES INC. Per: /s/ signed Authorized Signatory

SOURCEXPORT INC.
(the "Company")

CONDITIONS

ATTACHING TO CONVERTIBLE DEBENTURE NO. 1
MADE AS OF DECEMBER 5, 2000

    The following capitalized terms have the respective meanings set forth below:

      "Business Day" shall mean a day other than Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which the Company's registered office is then situated;

      "Class A Shares" shall mean the Class "A" voting shares in the capital of the Company, without par value;

      "Consumer Goods" shall have the meaning assigned by the Personal Property Security Act (Alberta);

      "Conversion Date" shall have the meaning assigned in Section 5 of these Conditions;

      "Conversion Notice" shall have the meaning assigned in Section 4 of these Conditions;

      "Conversion Period" shall mean that period commencing on the date on which this Debenture is made and ending at 4:30 p.m. (Calgary time) on the Maturity Date;

      "Conversion Price" as at any date shall be determined to eight decimal places to minimize rounding errors in accordance with the following formula:

      A
      (B/9)

      where

      A = principal amount of the Debenture then outstanding, and

      B = the number of Shares then issued and outstanding plus all Shares issuable under options, warrants or other rights to acquire Shares (other than pursuant to this Debenture);

      "Debenture Agreement" means the Convertible Debenture Subscription Agreement dated as of December 1, 2000 between the Company and the Holder pursuant to which this Debenture has been issued to the Holder;

      "Interest Payment Date" shall have the meaning assigned in Section 3 of these Conditions;

      "Prime Rate" means the annual variable rate of interest established as its "prime" rate from time to time by the main branch of the Royal Bank of Canada in Vancouver, British Columbia, and used by the Royal Bank as its reference rate then in effect for determining interest rates payable to the Royal Bank on Canadian dollars loans;

      "Receiver" shall have the meaning assigned in Section 13 of these Conditions; and

      "Shares" means voting and non-voting shares of all classes in the capital of the Company.

    Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

    This Debenture shall carry an interest rate equal to the Prime Rate plus two and one-half per cent (2 1/2%), both before and after maturity, compounded annually, calculated not in advance . For greater certainty, interest on the principal amount of this Debenture shall commence to run as of the date of this Debenture regardless of the fact that a portion of the principal amount of this Debenture shall be held in escrow pursuant to section 6.2 of the Debenture Agreement. Interest shall be payable quarterly in the lawful money of the United States of America, in arrears, on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"); provided that upon conversion of the Debenture to Class A Shares on a day other than an Interest Payment Date, no interest shall be payable from the Interest Payment Date which precedes the Conversion Date to the Conversion Date.

    At any time during the Conversion Period, all but not less than all of the outstanding principal sum of this Debenture may be converted at the election of the Holder, with written notice delivered to the Company in the form attached as Schedule A (the "Conversion Notice"), into such number of fully paid and non-assessable Class A Shares as shall be determined by dividing the amount of the principal sum being converted by the Conversion Price then in effect; provided that no fractional Class A Shares shall be issued upon conversion of the Debenture, and, in lieu of any fractional Class A Shares which would otherwise be issuable upon conversion, the Company shall pay a cash adjustment equal to such fraction multiplied by the Conversion Price then in effect.

    As promptly as practicable after receipt by the Company of the Conversion Notice, the Company shall issue or cause to be issued and deliver or cause to be delivered to the Holder, or on its written order, certificate(s) in the name or names of the person or persons specified in such Conversion Notice for the number of Class A Shares deliverable upon the conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (the "Conversion Date") the Company receives the Conversion Notice and at such time the person or persons in whose name or names any certificates for Class A Shares shall be deliverable upon such conversion shall be deemed to have become the holder or holders of record of the Class A Shares represented thereby.

    The security constituted under this Debenture is general and continuing security for the repayment of all debts, liabilities and performance of all obligations of the Company, present and future, absolute or contingent, direct or indirect, matured or not, extended or renewed pursuant to the terms of the Debenture. The Company hereby grants to the Holder a security interest in and over all of the Company's present and after acquired personal property and a floating charge over all of its present and after acquired real property. The Company represents that such collateral does not include and never will include Consumer Goods. It is hereby declared that until the security of this Debenture is enforced, as provided hereunder, the creation and existence of the security interest shall in no way hinder or prevent the Company from:

      borrowing upon the security of its book debts, inventory or other property of the Company as may from time to time be necessary in the ordinary course of its business and for the purpose of carrying on or extending the same;

      pledging, assigning or giving security on its assets to its bankers under the Bank Act (Canada); or

      assuming or granting any obligations, mortgage or charge on any property acquired after the date hereof, to secure the whole or any part of the purchase price to be paid for such property;

    provided, however, that the aggregate amount borrowed, pledged, assigned, assumed or secured pursuant to the foregoing clauses 6(a) to (c) shall not exceed, at any one time, the sum of Fifty Thousand dollars in the lawful money of Canada (Cdn.$50,000) without the prior written consent of the Holder.

    Except as otherwise agreed in writing by the Holder, the security interests created hereby will attach, in the case of after acquired property forming part of the collateral, upon the Company obtaining rights in such property and, in all other cases, upon the execution of this Agreement.

    The security hereby granted will not extend or apply to, and the collateral will not include:

      the last day of any term created by any lease or agreement therefor (but the Company will stand possessed of the reversion thereof remaining upon trust for the Holder to assign or dispose thereof as the Holder may direct); or

      any lease or other agreement requiring the consent or approval of the lessor or other party thereto to the security hereby granted, unless and until such consent or approval has been obtained.

    The Company hereby authorizes the Holder to file such financing statements and other documents and to do such acts, matters and things as the Holder may deem appropriate to perfect and continue the security constituted hereby, to protect and preserve the property charged hereunder and to realize upon the security constituted hereby; and the Company hereby irrevocably constitutes and appoints the Holder the true and lawful attorney of the Company, with full power of substitution, to do any of the foregoing in the name of the Company whenever and wherever it may be deemed necessary or expedient by the Holder.

    If the Company fails to perform any of its obligations hereunder, then the Holder may, but is not obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Holder hereunder; and any payments made and any costs, charges and expenses incurred in connection therewith (including, without limitation, legal fees and disbursements incurred by the Holder or by the Receiver, as applicable, on an indemnity basis) will be payable by the Company to the Holder on demand.

    The Company shall not, without the prior written consent of the Holder:

      except as permitted under clause 6(a), 6(b) or 6(c), grant any mortgage or create any charge, lien or encumbrance on its property subject to the charge hereby granted which is capable of ranking in priority to or pari passu with the security constituted under this Debenture;

      change its name, unless the Company has provided to the Holder not less than 30 days' notice of the effective date of such change;

      effect any reorganization (including, without limitation, a consolidation or subdivision of share capital), amalgamation or merger;

      become a party to any transaction whereby all or a substantial part of its property would become the property of any other person, whether by way of reorganization, amalgamation, merger, transfer, sale, lease or otherwise;

      declare, pay or make any dividend or other distribution to the shareholders of the Company when there shall be default in payment of principal or interest hereunder; or

      sell or dispose of any of the property subject to the charge hereby granted otherwise than in the ordinary course of its business.

    The principal money hereby secured and accrued interest shall immediately become due and payable and the security hereby constituted shall become enforceable:

      if the Company defaults in the observance or performance of any term, covenant or condition contained in this Debenture and such default is not remedied within fifteen (15) business days after service on the Company by the Holder of a notice in writing requiring that such default be remedied;

      if the Company becomes bankrupt or insolvent or goes into liquidation, either voluntarily or under any order of a court of a competent jurisdiction, or makes a general assignment for the benefit of its creditors, or otherwise acknowledges its insolvency;

      the Company ceases or threatens to cease to carry on business;

      a receiver, receiver and manager or receiver-manager of any property, assets or undertaking of the Company is appointed;

      any execution, sequestration or other process of any kind becomes enforceable against the Company, or a distress or analogous process is levied upon any property or asset of the Company;

      the Company defaults in or under any obligation or agreement, other than this Debenture, which requires payment by the Company of any amount in excess of Ten Thousand Dollars in the lawful money of Canada (Cdn.$10,000);

      the holder of any encumbrance against any property or asset of the Company does anything to enforce or realize on such encumbrance;

      the Company permits any sum which has been admitted as due and payable by it, or which is not disputed to be due and payable by it, to remain unpaid for 30 days after legal proceedings have been taken to compel payment thereof;

      the Company loses its certificate of incorporation by expropriation, forfeiture or otherwise; or

      the Holder in good faith believes, and has commercially reasonable grounds to believe, that the prospect of payment or performance of any of the obligations of the Company is impaired.

    The Holder may, at any time after the security hereby constituted becomes enforceable, and while such money remains unpaid, take any action permitted by law or in equity as it may deem expedient, and in particular, without limiting the generality of the foregoing, the Holder may appoint in writing, a receiver or receiver-manager (collectively, the "Receiver") of the property hereby charged, and may from time to time remove any person so appointed and appoint another in its stead. A person so appointed shall be deemed to be the agent of the Company and the Company shall be solely responsible for his acts or defaults and for his remuneration, and the Receiver shall have the power:

      to take possession of, collect and get in the property charged by this Debenture, and for that purpose to take any proceedings in the name of the Company, or otherwise present and future;

      to carry on or concur in the carrying on of the business of the Company; and

      at any time after fourteen (14) days' notice to the Company of the Receiver's intention so to do, to sell any of the property charged by this Debenture and completing any such sale by conveying the same in the name or on behalf of the Company or otherwise.

    Any notice required or permitted to be given to the Company or the Holder will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address or fax number of such party set forth below or such other address as either party may specify by notice in writing to the other party:

    To the Company: Sourcexport Inc.
    102, 9333 - 47 Street
    Edmonton, Alberta
    T6B 2R7

    Fax No.: (780) 465-5368

    To the Holder: Ocean Ventures Inc.
    Suite 604 - 750 West Pender Street
    Vancouver, British Columbia
    V6C 2T7

    Fax No.: (604) 689-9773

    Any such notice shall be deemed to have been given and received by the party to whom it was addressed if mailed, on the third Business Day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice shall not be effectively given until actually delivered.

    In the event of the Class A Shares of the Company being at any time subdivided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, appropriate adjustments shall be made in the rights and conditions attaching to the convertibility of this Debenture into Class A Shares so as to preserve in all respects the benefits hereby conferred on the Holder.

    The Holder may waive any breach of any of these Conditions or any default by the Company in the performance of any covenant required to be performed under this Debenture. No waiver, consent, act or omission by the Holder shall be taken to affect any subsequent breach or the rights resulting therefrom unless such waiver or consent by the Holder is in writing.

SCHEDULE A

NOTICE OF CONVERSION FORM

TO: SOURCEXPORT INC.

The undersigned registered holder of the within Debenture hereby irrevocable elects to convert the principal amount outstanding under the said Debenture into Class A Shares of Sourcexport Inc. (the "Shares") in accordance with the terms of the Debenture and directs that Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

Dated:   __________

_______

OCEAN VENTURES INC.
Per:
Authorized Signatory

Name
Address
City and Province, State or Country

(Print name in which Shares issued on conversion are to be issued, delivered and registered.)